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                                AGRIA CORPORATION

                      17,150,000 AMERICAN DEPOSITARY SHARES

EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE US$0.0000001 PER ORDINARY SHARE

                             UNDERWRITING AGREEMENT

                                                                    [Date], 2007

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

As Representative of the Several Underwriters

Dear Sirs:

      1. Introductory. Agria Corporation., a company incorporated in the Cayman Islands (the "COMPANY"), agrees with the several underwriters named in Schedule B hereto (the "UNDERWRITERS") to issue and sell to the several Underwriters 12,000,000 American depositary shares ("ADSS"), each ADS representing two ordinary shares of the Company at par value US$0.0000001 per share (the "ORDINARY SHARES"), and Brothers Capital Limited, a shareholder of the Company listed in Schedule A hereto (the "SELLING SHAREHOLDER") agrees severally and not jointly to sell to the Underwriters an aggregate of 5,150,000 ADSs (the ADSs being sold by the Company and the Selling Shareholder are hereafter referred to as the "FIRM SECURITIES"). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,572,500 additional ADSs (such additional ADSs being sold by the Company are hereafter referred to as the "OPTIONAL SECURITIES"), as set forth below. The Firm Securities and the Optional Securities, including in each case, the underlying Ordinary Shares, are hereinafter collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 1,300,000 ADSs, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Final Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

      The ADSs included in the Offered Securities purchased by the Underwriters will be evidenced by American depositary receipts ("ADRS") to be issued pursuant to a deposit agreement dated as of [-], 2007 (the "DEPOSIT AGREEMENT"), to be entered into among the Company, The Bank of New York, as depositary (the "DEPOSITARY"), and all holders from time to time of the ADRs. Credit Suisse Securities (USA) LLC shall act as the representative (the "REPRESENTATIVE") of the Underwriters.

      2. Representations and Warranties of the Company and the Selling Shareholder. (a) The

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Company represents and warrants to, and agrees with, the several Underwriters that:

            (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form F-1 (No. 333-146785) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "INITIAL REGISTRATION STATEMENT". The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "ADDITIONAL REGISTRATION STATEMENT". A registration statement on Form F-6 (No.333-146906) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS REGISTRATION STATEMENT").

            As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, and, if applicable, the Additional Registration Statement.

            For purposes of this Agreement:

            "430A INFORMATION", with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

            "430C INFORMATION", with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

            "ACT" means the Securities Act of 1933, as amended.

            "APPLICABLE TIME" means :00 [A.M./P.M.] (Eastern time) on the date of this Agreement.

            "CLOSING DATE" has the meaning defined in Section 3 hereof.

            "COMMISSION" means the Securities and Exchange Commission.

            "EFFECTIVE TIME" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional

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      Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FINAL PROSPECTUS" means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

            "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

            "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus", as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

            "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

            The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT." A "REGISTRATION STATEMENT" with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A "REGISTRATION STATEMENT" without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

            "RULES AND REGULATIONS" means the rules and regulations of the Commission.

            "SECURITIES LAWS" means, collectively, the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of The New York Stock Exchange ("EXCHANGE RULES").

            "STATUTORY PROSPECTUS" with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

            Unless otherwise specified, a reference to a "RULE" is to the indicated rule under the Act.

            (ii) Compliance with Securities Act Requirements. (x) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and

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      Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

            (iii) Ineligible Issuer Status. At the time of the initial filing of the Initial Registration Statement and at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including (A) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

            (iv) General Disclosure Package. As of the Applicable Time, neither
      (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [DATE], 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

            (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the

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      Registration Statement. If at any time following issuance of an Issuer
      Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representative and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (vii) Subsidiaries. Schedule D sets forth a complete, true and correct list of each subsidiary (as defined in Rule 405 of the Act) of the Company and its jurisdiction of incorporation (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). For avoidance of doubt, for all purposes under this Agreement, Primalights III Agriculture Development Co., Ltd. ("P3A") shall be deemed to be a "Subsidiary." Each Subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; the capital stock of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from all liens, encumbrances and defects, except the capital stock of P3A, which is owned as disclosed in the General Disclosure Package, free and clear from all liens, encumbrances and defects other than those disclosed in the General Disclosure Package.

            (viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and non-assessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. The Offered Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all federal and state securities laws and not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the

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      Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package as of the Applicable Time and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.

            (ix) No Finder's Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, "REGISTRATION RIGHTS"), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

            (xi) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange subject to notice of issuance.

            (xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Deposit Agreement and this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body of any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

            (xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and, except as disclosed in the General Disclosure Package, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

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            (xiv) Absence of Defaults and Conflicts Resulting from Transaction.
      The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and the issuance and sale of the Offered Securities, including the deposit of the Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the Offered Securities on The New York Stock Exchange, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject; a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

            (xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

            (xvi) Validity of Contracts. Except as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the validity, enforceability or effectiveness of any customer agreement, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties of any of them is subject, including, without limitation each of the contracts filed as exhibits to the Registration Statement, (collectively, the "COMPANY CONTRACTS") other than those consents, approvals, authorizations, orders, filings or registrations the failure to obtain which would not individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries, nor to the best of the Company's knowledge, any other party to any Company Contracts, is in violation or breach of any PRC national, provincial, municipal or other local law, regulation, statute, rule or order, which violation or breach could invalidate, impair or result in any fine, penalty or government sanction with regard to any Company Contracts, except as disclosed in the General Disclosure Package or such violations or breaches that would not, individually or in the aggregate, result in a Material Adverse Effect. Each of contracts and agreements among Aero-Biotech Science & Technology Co., Ltd., a Subsidiary of the Company ("AGRIA CHINA"), P3A and P3A's shareholders through which the Company effectively controls P3A has been filed as an exhibit to the Registration Statement (the "P3A CONTRACTS"), and other than the P3A Contracts, there are no contracts, arrangements or agreements that exist or are contemplated relating to the control of P3A. Each of the P3A Contracts has been duly and validly authorized, executed and delivered by each party thereto and are valid and binding obligations of each party thereto, enforceable in accordance with their respective terms.

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            (xvii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (xviii) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package as of the Applicable Time.

            (xix) Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits ("LICENSES") necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except for such failure to possess or comply that would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

            (xxi) Possession of Intellectual Property. Each of the Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals (including, without limitation, approvals of proprietary corn seed varieties), trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (B) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (C) there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no

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      pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (F) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company, any of its Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (A) - (F) such as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

            (xxii) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (xxiii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Dividend Policy", "Enforceability of Civil Liabilities", "Business", "Regulation", "Management", "Related Party Transactions", "Description of Share Capital", "Description of American Depositary Shares", "Shares Eligible for Future Sale", "Taxation" and "Underwriting", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

            (xxiv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

            (xxv) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

            (xxvi) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package, the Company, its Subsidiaries and the Company's Board of Directors (the "BOARD") are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "INTERNAL CONTROLS") that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the "AUDIT COMMITTEE") of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "INTERNAL CONTROL EVENT"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

            (xxvii) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as disclosed in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company's independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company's disclosure with respect to, any of the Company's material accounting policies; (B) any matter which could result in a restatement of the Company's financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.

            (xxviii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the Company's knowledge after due inquiry, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge after due inquiry, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

            (xxix) Independence of Auditors. Ernst & Young Hua Ming is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the U.S. Public Company Accounting Oversight Board.

            (xxx) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (xxxi) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that would have a Material Adverse Effect, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

            (xxxii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an "investment company" as defined in the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT").

            (xxxiii) PFIC Status. The Company was not a "passive foreign investment company" ("PFIC") as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the "CODE"), for its most recently completed taxable year and, based on the Company's current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

            (xxxiv) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

            (xxxv) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (xxxvi) Insurance. The Company and its Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the General Disclosure Package and the Company will obtain directors' and officers' insurance in such amounts as is customary for an initial public offering.

            (xxxvii) Compliance with Certain Laws and Regulations. Each of the Company, its Subsidiaries and any of their respective officers and executive directors, and, to the knowledge of the Company, each of its affiliates, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S federal, the Cayman Islands, the British Virgin Islands, PRC or Hong Kong law, (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (C) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor any of its Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if, prior to the completion of the distribution of the Offered Securities, it commences doing such business. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC").

            (xxxviii) Filing of Tax Returns. Each of the Company and its Subsidiaries has filed on a timely basis all necessary tax returns, reports and filings (except in any case in which the failure to file on a timely basis would not have a Material Adverse Effect), and all such returns, reports or filings are true, correct and complete in all material respects, and are not the subject of any pending, or to the Company's knowledge, threatened disputes with revenue or other authorities; and to the Company's knowledge, there are no circumstances giving rise to, or which could give rise to, such disputes. None of the Company or its Subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, would have a Material Adverse Effect.

            (xxxix) No Undisclosed Relationships. There are no material relationships (direct or indirect) or transactions between or among the Company or any of its Subsidiaries, on one hand, and their respective directors, officers, shareholders, other affiliates, or any affiliates or members of the immediate families of such persons, on the other hand, that are required to be disclosed in the General Disclosure Package but are not so disclosed.

            (xl) Foreign Private Issuer. The Company is a "foreign private issuer" within the meaning of Rule 405 under the Act.

            (xli) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package as of the Applicable Time, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered Securities or (D) the execution and delivery of this Agreement or the Deposit Agreement.

            (xlii) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

            (xliii) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands, and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section
      7.06 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York,

      New York, U.S.A. (each, a "NEW YORK COURT"), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.06 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed Law Debenture, 400 Madison Avenue, 4th Floor, New York, NY 10017 as our authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

            (xliv) No Immunity. Neither the Company, nor any of its Subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in
      Section 16 of this Agreement.

            (xlv) Enforcement of Judgment. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard,
      (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and
      (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and it is not necessary that this Agreement, the Deposit Agreement, the prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

            (xlvi) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent preliminary prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

            (xlvii) Management's Discussion and Analysis of Financial Condition and Results of Operation. The section entitled "Management's Discussion and Analysis of Financial

      Condition and Results of Operations" in each Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company's board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the each Registration Statement, the General Disclosure Package and the Final Prospectus, and have consulted with its legal advisers and independent accountants with regards to such disclosure. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each Registration Statement, the General Disclosure Package and the Final Prospectus also accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its Subsidiaries taken as a whole; and except as otherwise disclosed in the Registration Statements and the General Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (xlviii) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

            (xlix) Employee Benefits. Except as set forth in the most recent preliminary prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or to any other person; the Company and its Subsidiaries are in compliance with all applicable laws relating to employee benefits.

            (l) No Broker-Dealer Affiliation. Except as set forth in the General Disclosure Package, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (the "FINRA") and any of the officers or directors of the Company or the Subsidiaries, or holders of 5% or greater of the securities of the Company.

            (li) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company's shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the "SAFE RULES AND REGULATIONS"), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

            (lii) No Trading. None of the Company or any of the Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

            (liii) Compliance with Internal Policies. The sale of the Ordinary Shares by the Selling Shareholder does not violate any of the Company's internal policies regarding the sale of shares by its affiliates.

            (liv) M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission ("CSRC") and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the "M&A Rules"), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

            (lv) M&A Clarifications. The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on The New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006 (collectively, the "M&A RULES AND RELATED CLARIFICATIONS").

            (lvi) Non-applicability of M&A Rules. As of the date of the most recent Statutory Prospectus and as of the date here of, the M&A Rules did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on The New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney (as defined below).

            (lvii) Disclosure of M&A Rules. The statements relating to the M&A Rules and Related Clarifications set forth in the Registration Statement under the headings "Risk Factors" and "Regulation - New M&A Rules" are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries which would make the same misleading in any material respect.

            (lviii) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

      (b) The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

            (i) Title to Securities. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

            (ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

            (iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement or this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, other than breaches, violations, defaults or impositions that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of such Selling Shareholder or materially and adversely affect such Selling Shareholder's ability to fulfill its obligations under Custody Agreement or this Agreement or the consummation of the transactions therein and herein contemplated, or the charter or by-laws of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation.

            (iv) Custody Agreement. The Power of Attorney (as defined below) and related custody agreement (the "CUSTODY AGREEMENT") with respect to such Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (v) Compliance with Securities Act Requirements. (x) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the

      Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act; (y) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (z) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus and any prospectus wrapper complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus or any prospectus wrapper, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

            (vi) General Disclosure Package. As of the Applicable Time, neither
      (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [DATE], 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

            (vii) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its Subsidiaries that is not set forth the General Disclosure Package.

            (viii) Power-of-Attorney. The power of attorney ("POWER OF ATTORNEY"), appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "ATTORNEY-IN-FACT") relating to the transactions contemplated hereby and by the prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

            (ix) Validity of Agreements. Each of this Agreement, the Lock-up Agreements, the Power of Attorney and the Custody Agreement in connection with the offer and sale of the

      Offered Securities contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, subject, as to enforceability, to laws of general applicability relating to or affecting creditor's rights and to general equity principles.

            (x) No Finder's Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (xi) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

            (xii) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC (as defined below) or its agent of the Securities in book entry form to a securities account maintained by the Representative at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the "UCC")) with respect to such Offered Securities, and no action based on an "adverse claim" (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

            (xiii) Selling Shareholder Questionnaire. The questionnaire containing certain information regarding the Selling Shareholder and the election form which sets forth the number of Offered Securities such Selling Shareholder has elected to sell in the Offering (the "QUESTIONNAIRE AND ELECTION FORM"), completed by such Selling Shareholder and submitted to the Company by facsimile on or before October 23, 2007 does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder's election to sell the number of Offered Securities indicated in the Election Form is valid and binding on such Selling Shareholder.

            (xiv) No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of the FINRA.

            (xv) No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Offered Securities by such Selling Shareholder, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered Securities, or (D) the execution and delivery of this Agreement.

            (xvi) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Shareholder, including any free writing prospectus.

            (xvii) No Registration Rights. Other than as disclosed in the most recent Preliminary Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

            (xviii) No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Ordinary Shares or the Offered Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and do not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent Preliminary Prospectus.

            (xix) Compliance with Internal Policies. The sale of the Ordinary Shares by Selling Shareholder does not violate any of such Selling Shareholder's internal policies regarding the sale of shares by its affiliates.

            (xx) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-up Agreements is a valid choice of law under the laws of the British Virgin Islands and the PRC, and will be honored by courts in the British Virgin Islands, and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Selling Shareholder has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.06 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a "NEW YORK COURT").

            (xxi) No Immunity. Neither the Selling Shareholder nor any of its properties, assets or revenues has any right of immunity under British Virgin Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Custody Agreement, the Power of Attorney and the Lock-up Agreements, and, to the extent that the Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

            (xxii) Enforcement of Judgment. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Selling Shareholder based upon this Agreement, the Custody Agreement, the Power of Attorney and the Lock-up Agreements would be recognized and enforced against the Selling Shareholder by British Virgin Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard,
      (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the British Virgin Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any British Virgin Islands court at the time the lawsuit is instituted in the foreign court; and it is not necessary that this Agreement, the Custody Agreement, the Power of Attorney, the Lock-up Agreements, the prospectus or any other document be filed or recorded with any court or other authority in the British Virgin Islands or the PRC.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price of US$[-] per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule B hereto, respectively.

      Executed transfer forms for the Ordinary Shares represented by the Offered Securities to be sold by the Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (in such capacity, the "SSH CUSTODIAN"). The Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the occurrence of any other event or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If the Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the SSH Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the SSH Custodian shall have received notice of such death or other event or termination.

      The Company and the SSH Custodian will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of The Depository Trust Company ("DTC") in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and as SSH Custodian on behalf of the Selling Shareholder, as the case may be, at the New York office of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, N.Y. 10036, at [A.M. / P.M.], New York time, on [-], 2007, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For the purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representative requests. The ADRs will be made available for checking and packaging at the above office of Skadden, Arps, Slate, Meagher & Flom LLP or such other place designated by the Representative at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from the Representative given to the Company and the Selling Shareholder from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Selling Shareholder agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Shareholder.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the SSH Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and as SSH Custodian on behalf of the Selling Shareholder, as the case may be, at the above office. The ADRs evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as the Representative requests. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representative at least 24 hours prior to the Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

      5. Certain Agreements of the Company and the Selling Shareholder.

(a) The Company agrees with the several Underwriters and the Selling Shareholder that:

            (i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final

      Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

            (ii) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Company will also advise the Representative promptly of
      (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any addition information,
      (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

            (iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

            (v) Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement(1) (each of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the

----------
(1) Number to include one copy for the Representative and one copy for counsel for the Underwriters.

      Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholder will pay the expenses of printing and distributing to the Underwriters all such documents.

            (vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

            (vii) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to Shareholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to Shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), it is not required to furnish such reports or statements to the Underwriters.

            (viii) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including, but not limited to, any filing fees), costs and expenses relating to investor presentations or any "road show" in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company's officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on The New York Stock Exchange, fees and expenses of the Depositary in connection with the offering and sale of the Offered Securities (including, but not limited to, any fees and disbursements of counsel to Depositary), fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Shareholder of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Such expenses may be deducted from the purchase price for the Offered Securities set forth in
      Section 3 hereof.. Notwithstanding the foregoing, the expenses incurred by the Underwriters in connection with the offering and sale of the Offered Securities (including expenses of counsel for the underwriters and any travel expenses incurred by the Underwriters) shall be borne by the Underwriters.

            (ix) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the "Use of Proceeds" section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

            (x) Absence of Manipulation. The Company and the Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

            (xi) Taxes. The Company and the Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (xii) Restriction on Sale of Securities. For the period specified below (the "LOCK-UP PERIOD"), the Company will not, directly or indirectly, take any of the following actions with respect to the Offered Securities, the Ordinary Shares underlying the Offered Securities, or any securities convertible into or exchangeable or exercisable for any of its securities or Ordinary Shares ("LOCK-UP SECURITIES"): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, and to cause each officer, director and shareholder of the Company set forth on Schedule G hereto to furnish to the Representative, prior to the First Closing Date, a letter or letters, substantially in the form of Schedule F hereto (the "LOCK-UP AGREEMENTS"). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

            (xiii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company's Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

            (xiv) Transfer Restrictions Related to the Directed Shares. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

            (xv) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

            (xvi) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (xvii) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on The New York Stock Exchange and maintain the listing of the Offered Securities on The New York Stock Exchange.

            (xviii) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

            (xix) Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Securities and the Optional Securities.

            (xx) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use best efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

            (xxi) D&O Insurance. Prior to the First Closing Date, the Company will purchase insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

            (xxii) Local Security Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

            (xxiii) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADR evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter's participant account in DTC, pursuant to this Agreement at the applicable Closing Date.

            (xxiv) Cayman Islands Approvals. The Company agrees (A) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

            (xxv) Sarbanes-Oxley. The Company will use its best efforts to comply with Sarbanes-Oxley, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.

            (xxvi) OFAC. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (b) The Selling Shareholder agrees with the several Underwriters that:

            (i) Such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement and the Custody Agreement, including (A) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters,
      (B) the fees and disbursements of their respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company's counsel on behalf of the Selling Shareholder which will be borne by the Company and (C) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement.

            (ii) Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement and the Custody Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (iii) Such Selling Shareholder agrees during the relevant Lock-Up Period not to (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or
      (v) demand the filing with the Commission of a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative.

            The initial Lock-Up Period for the Selling Shareholder will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

            (iv) Sales of Company Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of
      Section 5(b)(iii) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 5(l)) has expired.

            (v) W-9 / W-8 Form. The Selling Shareholder agrees to procure delivery to the Representative on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (vi) Interest of Underwriters. The Offered Securities to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

            (vii) Material Event. The Selling Shareholder agrees to notify promptly the Company and the Representative if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the prospectus or Registration Statement has been completed, as determined by the Representative, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.

            (viii) Further Agreement. The Selling Shareholder agrees to cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

      6. Free Writing Prospectuses. The Company and the Selling Shareholder represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus", as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus", as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

      7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their obligations hereunder and to the following additional conditions precedent:

      (a) Accountants' Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young Hua Ming confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).

      (b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Shareholder, the Company or the Representative, shall be contemplated by the Commission.

      (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S., the Cayman Islands, Hong Kong, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Markets, the Hong Kong Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, the Cayman Islands, the British Virgin Islands, Hong Kong or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC or, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

      (d) Opinion of U.S. Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Latham & Watkins, U.S. counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex A.

      (e) Opinion of Cayman Islands Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex B.

      (f) Opinion of British Virgin Islands Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Maples and Calder, British Virgin Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex C.

      (g) Opinion of Hong Kong Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of [-], Hong Kong counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex D

      (h) Opinion of PRC Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Commerce & Finance Law Offices, PRC counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex E.

      (i) Opinions of U.S. and Local Counsels for the Selling Shareholder. The Representative shall have received (A) an opinion, dated such Closing Date, of local counsel for the Selling Shareholder, and (B) an opinion, dated such Closing Date, of U.S. Counsel for the Selling Shareholder, addressed to the Underwriters substantially in the forms attached hereto as Annex F-1 and Annex F-2 respectively.

      (j) Opinion of Depositary's Counsel. The Representative shall have received an opinion, dated such Closing Date, of Clifford Chance US LLP, counsel for the Depositary, addressed to the Underwriters substantially in the form attached hereto as Annex G.

      (k) Opinion of U.S. Counsel for Underwriters. The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Selling Shareholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may rely as to all matters governed by Cayman Islands law upon the opinion of Maples and Calder, referred to above and all matters governed by PRC law upon the opinion of Commerce & Finance Law Offices.

      (l) Opinion of PRC Counsel for Underwriters. The Representative shall have received from Jingtian & Gongcheng Attorneys at Law, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      (m) Officer's Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that (A) the representations and warranties of the Company in this Agreement are true and correct; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; (D) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and (E) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

      (n) Selling Shareholder's Certificate. The Representative shall have received a certificate, dated such Closing Date, of an authorized representative of the Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that (A) the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and (B) the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

      (o) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lock-up agreements from each of the executive officers, directors and shareholders of the Company who are not the Selling Shareholder.

      (p) Depositary's Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

      (q) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement; the Deposit Agreement shall be in full force and effect; and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

      (r) Listing Approval. The ADSs included in the Offered Securities shall have been approved to be listed on The New York Stock Exchange, subject to notice of issuance.

The Selling Shareholder and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "INDEMNIFIED PARTY"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

      The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

      (b) Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder will indemnify and hold harmless each Underwriter and its Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however, that the liabilities of the Selling Shareholder pursuant to this subsection shall not exceed the net proceeds received by the Selling Shareholder from the sale of the Offered Securities by the Selling Shareholder.

      (c) Indemnification of Company and Selling Shareholder. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Shareholder ( the "UNDERWRITER INDEMNIFIED PARTY") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that only the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the Final Prospectus furnished by the Representative on behalf of each Underwriter.

      (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnify may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

      9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Shareholder will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

      11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Agria Corporation., Room 706, 7/F, Huantai Building, No. 12A South Street Zhongguancun, Haidian District, Beijing 100081, People's Republic of China, Attention: Mr. Gary Kim Ting Yeung, or, if sent to the Selling Shareholder or any of them, will be mailed, delivered or telegraphed and confirmed to [-] at [-].

      12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      13. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      15. Absence of Fiduciary Relationship. The Company and the Selling Shareholder acknowledge and agree that:

      (a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholder, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Shareholder on other matters;

      (b) Arms' Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholder following discussions and arms-length negotiations with the Representative and the Company and the Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

      (c) Absence of Obligation to Disclose. The Company and the Selling Shareholder have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholder and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

      (d) Waiver. The Company and the Selling Shareholder waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including Shareholders, employees or creditors of the Company.

      16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture, 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

      The obligation of the Company or the Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and the Selling Shareholder one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                AGRIA CORPORATION

                                By
                                   ---------------------------------------------
                                Name:
                                Title:

                                SELLING SHAREHOLDER

                                By
                                   ---------------------------------------------
                                Name:
                                Attorney-in-fact for and on behalf of the Selling Shareholder

The foregoing Underwriting Agreement is
  hereby confirmed and accepted as of the
  date first above written.

      CREDIT SUISSE SECURITIES (USA) LLC

      By:
          -------------------------
          Name:
          Title:

Acting on behalf of itself and as the
  Representative of the several Underwriters.

                    [SIGNATURE PAGE - UNDERWRITING AGREEMENT]

                                   SCHEDULE A

                                                                   NUMBER OF
                                                 NUMBER OF         OPTIONAL
                                              FIRM SECURITIES    SECURITIES TO
SELLING SHAREHOLDER                             TO BE SOLD          BE SOLD
-------------------                             ----------       -------------
Brothers Capital Limited                         5,150,000               -
                                                 5,150,000               -
                                                ----------          ------
  Total...................                       5,150,000               -
                                                ==========          ======

                                    SCH-A - 1

                                   SCHEDULE B

                                                   NUMBER OF
                                                FIRM SECURITIES
                  UNDERWRITER                   TO BE PURCHASED
                  -----------                   ---------------
Credit Suisse Securities (USA) LLC.........
HSBC Securities (USA) Inc..................
Piper Jaffray & Co.........................
CIBC World Markets Corp....................
                                                ---------------
   Total...........
                                                ===============

                                    SCH-B - 1

                                   SCHEDULE C

1. GENERAL USE FREE WRITING PROSPECTUSES (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

      "General Use Issuer Free Writing Prospectus" includes each of the following documents:

      [1. Final term sheet, dated ___________[, a copy of which is attached hereto].]

      2. [list other documents]

2. OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

      The following information is also included in the General Disclosure
Package:

      [1. The initial price to the public of the Offered Securities.

      2. [list other information]]

                                    SCH-C - 1

                                   SCHEDULE D

                                    (TO COME)

                                    SCH-D - 1

                                   SCHEDULE E

      The Representative shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Ernst & Young Hua Ming confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

            (i) in their opinion the audited consolidated financial statements and schedules examined by them and included or incorporated by reference in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

            (ii) with respect to the period(s) covered by the unaudited quarterly consolidated financial statements included in the Registration Statements and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Registration Statements and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) [and the supplementary summary unaudited financial information] of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the Shareholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

                  (A) the unaudited financial statements included in the
            Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                  (B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in Shareholders' equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure

                                    SCH-E - 1

            Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of consolidated [income before extraordinary items or] net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;

            (iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in
      (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in Shareholders' equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or in the total or per share amounts of consolidated [income before extraordinary items or] net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show", as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

      For purposes of this Schedule, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time. All financial statements [and schedules] included in material incorporated by reference into the Registration Statements or the General Disclosure Package shall be deemed included in the Registration Statements or the General Disclosure Package for purposes of this Schedule.

                                    SCH-E - 2

                                   SCHEDULE F
              FORM OF LOCK-UP AGREEMENT FOR DIRECTORS, OFFICERS AND
                                  SHAREHOLDERS

                                                                    [DATE], 2007

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
USA

 As Representative of the several Underwriters,

Dear Sirs:

      As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering (the "OFFERING") will be made that is intended to result in the establishment of a public market for the American Depositary Shares (the "SECURITIES") of Agria Corporation, a company incorporated under the laws of the Cayman Islands (the "COMPANY"), the undersigned hereby agrees that during the period specified in the following paragraph (the "LOCK-UP PERIOD"), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or any ordinary shares of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or the ordinary shares of the Company, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (the "REPRESENTATIVE"). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, any ordinary shares of the Company, or any security convertible into or exercisable or exchangeable for the Securities or ordinary shares of the Company.

      The initial Lock-Up Period will commence on the date hereof and continue and include the date 180 days after the Offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

      The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that,

                                    SCH-F - 1
prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

      Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. Any Securities sold in the Offering will not be subject to this Agreement. A transfer of Securities to a family member, a trust for the benefits of the undersigned or the undersigned's family members, or a personal holding company owned by the undersigned or the undersigned's family members may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2008. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [Signature page follows]

                                    SCH-F - 2

                                                [If natural person]

                                                Very truly yours,

                                                By:
                                                    -----------------------
                                                    Name:

                                                [If entity]

                                                Very truly yours,

                                                [ENTITY NAME]

                                                By:
                                                    -----------------------
                                                    Name:
                                                    Title:

                                    SCH-F - 3

                                   SCHEDULE G
              LIST OF OFFICERS, DIRECTORS AND SELLING SHAREHOLDERS

                                    (TO COME)

                                    SCH-G - 1

                                    ANNEX A
                     FORM OF OPINION OF LATHAM & WATKINS LLP
                           US COUNSEL FOR THE COMPANY

                                    (To Come)

                                   Annex A - 1

                                    ANNEX B
                      FORM OF OPINION OF MAPLES AND CALDER
                     CAYMAN ISLANDS COUNSEL FOR THE COMPANY

                                    (To Come)

                                   Annex B - 1

                                    ANNEX C
                      FORM OF OPINION OF MAPLES AND CALDER
                 BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

                                    (To Come)

                                   Annex C - 1

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                                    ANNEX D
                             FORM OF OPINION OF [-]
                        HONG KONG COUNSEL FOR THE COMPANY

                                    (To Come)

                                   Annex D - 1

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                                    ANNEX E
                 FORM OPINION OF COMMERCE & FINANCE LAW OFFICES
                           PRC COUNSEL FOR THE COMPANY

                                    (To Come)

                                   Annex E - 1

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                                   ANNEX F-1
                        FORM OPINION OF MAPLES AND CALDER
                    LOCAL COUNSEL FOR THE SELLING SHAREHOLDER

                                    (TO COME)

                                 Annex F - 1- 1

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                                   ANNEX F-2
                             FORM OPINION OF LATHAM
                    U.S. COUNSEL FOR THE SELLING SHAREHOLDER

                                    (TO COME)

                                 Annex F - 2 - 1

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                                     ANNEX G
                      FORM OPINION OF DEPOSITARY'S COUNSEL

                                    (TO COME)

                                   Annex G - 1